UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 2, 2009

(Date of earliest event reported) January 27, 2009

PRECISION PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53199	71-1029846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2205 Rushing Meadows
Edmond, Oklahoma	73013
(Address of principal executive offices)	(Zip Code)

(405) 728-7321

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information To Be Included in the Report

Item 1.01.  Entry into a Material Definitive Agreement.

On January 27, 2009, Precision Petroleum Corporation (the “Company”) entered into a Participation Agreement with Nitro Petroleum Incorporated (“Nitro”), pursuant to which the Company obtained from Nitro the right to participate in Phase One of Nitro’s Powder River Basin Project in Montana. Nitro acquired certain oil and gas leases in the Powder River Basin in Montana pursuant to a Memorandum of Understanding dated January 26, 2009 with REDS, LLC.

Pursuant to the terms of the Participation Agreement, Nitro is being carried to the tanks with respect to a 25% working interest in Phase One of the Powder River Basin Project. The Company is acquiring a 37.5% working interest in Phase One of the Powder River Basin Project in exchange for an agreement to pay 50% of the expenses of Phase One of the Powder River Basin Project. Additionally, the Company shall have the right to purchase up to a 37.5 % working interest in Phase Two and Phase Three of the Powder River Basin Project upon substantially the same terms as Phase One.

Nitro will be the operator of all wells drilled during Phase One of the Powder River Basin Project.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Participation Agreement dated January 27, 2009 by and between the Company and Nitro Petroleum Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION PETROLEUM CORPORATION

By  /s/ Richard Porterfield

Richard Porterfield, Chief Executive Officer

February 2, 2009

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Participation Agreement dated January 27, 2009 by and between the Company and Nitro Petroleum Incorporated	Filed herewith electronically

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